Exhibit 1.1

TRANZYME, INC.

2,597,402 Shares of Common Stock

UNDERWRITING AGREEMENT

September 12, 2012

COWEN AND COMPANY, LLC

As Representative of the several Underwriters

599 Lexington Avenue

New York, New York 10022

Dear Sirs:

1.             INTRODUCTORY.  Tranzyme, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule IV hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 2,597,402 shares of common stock, $0.00001 par value (the “Common Stock”), of the Company.  The aggregate of 2,597,402 shares so proposed to be sold is hereinafter referred to as the “Firm Stock”. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 389,610 shares of Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock”. Cowen and Company, LLC (“Cowen”) is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the “Representative.”

2.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to the several Underwriters, as of the date hereof and as of each of the Closing Dates (as defined below), and agrees with the several Underwriters, that:

(a)   Filing of Registration Statement. The Company has prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement, including a prospectus, on Form S-3 (File No. 333-181215), which became effective on May 29, 2012, relating to the Stock and the offering thereof (the “Offering”) from time to time in accordance with Rule 415(a)(1)(x) of the Rules and Regulations, and such amendments thereof as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the aforementioned registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information in the corresponding Base Prospectus (as defined below) or a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430A (“Rule 430A”), 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act to be a part thereof at the Effective Time. If the Company has filed an abbreviated registration statement to register additional Stock pursuant to Rule 462(b) under the Rules and Regulations (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall also be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Prospectus (as defined in below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated therein by reference.

(b)   Effectiveness of Registration Statement; Certain Defined Terms. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. The aggregate market value of the Company’s voting and non-voting common equity held by non-affiliates of the Company was at least $75 million within 60 days prior to May 7, 2012 (the date of filing the Company’s Registration Statement with the Commission).  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending use of the Registration Statement or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the Offering have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with. As used in this Agreement:

(1)           “Base Prospectus” means the prospectus included in the Registration Statement at the Effective Time.

(2)           “Disclosure Package” means (i) the Base Prospectus, (ii) the Prospectus most recently filed with the Commission before the Time of Sale, including any preliminary prospectus deemed to be a part thereof, (iii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Time of Sale and listed on Schedule I hereto (other than a roadshow that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations) and (iv) the information included on Schedule II hereto all considered together.

(3)           “Final Prospectus” means the final prospectus supplement to the Base Prospectus relating to the Stock in the form it was first filed with the Commission pursuant to Rules 424(b) and 430B of the Rules and Regulations in the form heretofore delivered to the Underwriters.

(4)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

(5)           “Prospectus” means the Final Prospectus, or any preliminary prospectus supplement or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus.

(6)           “Time of Sale” means 5:30 p.m., New York time, on the date of this Agreement.

(c)   Contents of Registration Statement. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Time of Sale and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Stock (the “Prospectus Delivery Period”), will comply, in all material respects, with the requirements of the Securities Act and the Rules and Regulations; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided, that the Company makes no representation or warranty in this Section 2(c) with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17 hereof).

(d)   Contents of Prospectus. The Final Prospectus will comply, as of the date that it is filed with the Commission, the date of its delivery to prospective purchasers and at all times during the Prospectus Delivery Period, in all material respects, with the requirements of the Securities Act; at no time during the period that begins on the date the Final Prospectus is filed with the Commission and ends at the end of the Prospectus Delivery Period will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the Company makes no representation or warranty with respect to statements in or omissions from the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e)   Incorporated Documents. Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act, were filed on a timely basis with the Commission and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Disclosure Package. The Disclosure Package, as of the Time of Sale, did not, and at each of the Closing Dates will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this Section 2(f) with respect to statements in or omissions from the Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(g)   Distributed Materials; Conflict with Registration Statement. Other than the Base Prospectus and each Prospectus, the Company has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Stock other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule I hereto and other written communications approved in advance by the Underwriters.

(h)   Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, if any, when considered together with the Disclosure Package, as of its issue date and at all subsequent times through the completion of the Prospectus Delivery Period did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading; provided, that the Company makes no representation or warranty with respect to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(i)    Not an Ineligible Issuer. (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) under the Securities Act.

(j)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k)   Incorporation and Good Standing of the Company and its Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.  Tranzyme Pharma Inc. is the Company’s only significant subsidiary (as defined in Rule 1-02 (w) of Regulation S-X of the Exchange Act) (the “Significant Subsidiary”).  The Significant Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Company is duly qualified as a foreign corporation or foreign partnership to transact business and is in good standing in the State of North Carolina and each of the Company and the Significant Subsidiary is duly qualified as a foreign corporation or foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of North Carolina in the case of the Company) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  Except as described in the Registration Statement, Disclosure Package and Final Prospectus, all of the issued and outstanding equity interests of the Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year.

(l)    The Stock. The issuance of the Stock has been duly and validly authorized by the Company and when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of the Company, which have not been waived or complied with and will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in all material respects in the Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, Final Prospectus and Disclosure Package accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(m)  No Applicable Registration or Other Similar Rights. Except as otherwise described in the Registration Statement, the Final Prospectus and the Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(n)   Lock-Up Agreements. The Company has received copies of the executed Lock-Up Agreements, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”) executed by each person listed on Schedule III hereto, and such Lock-Up Agreements shall be in full force and effect on each of the Closing Dates.

(o)   No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, Final Prospectus and the Disclosure Package: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation,  direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for regular quarterly dividends publicly announced by the Company or dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(p)   Independent Accountants. Ernst & Young LLP (“E&Y LLP”), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission or incorporated by reference as a part of the Registration Statement and included in the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(q)   Preparation of the Financial Statements. The financial statements, together with the related notes and schedules, filed with the Commission as a part of or incorporated within the Registration Statement, Disclosure Package and included in the Final Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  The supporting schedules included in or incorporated in the Registration Statement present fairly, in all material respects, the information required to be stated therein.  Such financial statements and supporting schedules have been prepared in accordance with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required to be included in or incorporated in the Registration Statement. The financial data set forth or incorporated in the Final Prospectus under the captions “Selected Financial Data” and the “Ratio of Earnings to Fixed Charges” exhibit fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained, incorporated or deemed to be incorporated in the Registration Statement, Disclosure Package and Final Prospectus.

(r)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Final Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s)   Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and Final Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and Final Prospectus, except such as have been obtained or made by the

Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

(t)    No Material Actions or Proceedings. Except as disclosed in the Registration Statement, Final Prospectus and the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

(u)   All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, other than those the failure to possess or own would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(v)   Tax Law Compliance. The Company and its consolidated subsidiaries have filed all federal, state and foreign income, property and franchise tax returns which have been required to be filed and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings or where the failure to do so would not reasonably be expected to result in a Material Adverse Change.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(q) above in respect of all federal, state and foreign income, property and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(w)  Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and after receipt of payment for the Common Stock will not be, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(x)    Insurance. Except as otherwise described in the Registration Statement, Final Prospectus and the Disclosure Package, each of the Company and its subsidiaries are insured in such amounts and covering such risks as are generally deemed prudent and customary for the business for which it is engaged.

(y)   No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(z)    Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement, Disclosure Package and the Final Prospectus which have not been described as required.

(aa) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, Final Prospectus and the Disclosure Package, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at each of the Closing Dates, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(bb) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, Disclosure Package, or Final Prospectus.

(cc) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Compliance with Environmental Laws. Except as otherwise described in the Registration Statement, Final Prospectus and the Disclosure Package, and except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened in writing against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(ee) Intellectual Property. The Company and its subsidiaries own or possess the right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the

Prospectus except to the extent that the failure to own or possess rights to use such Intellectual Property Right or Intellectual Property Assets would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  The Company and its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries.  To the knowledge of the Company, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person.  All licenses for the use of the Intellectual Property Rights described in the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms.  The Company has complied in all material respects with, and is not in breach nor has received any written notice of any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license.  Except as described in the Prospectus, no claim has been made in writing to the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.

(ff)   Compliance with Certain Laws, Rules, Procedures, Etc. Except as set forth in the Registration Statement, Final Prospectus and the Disclosure Package, to the Company’s knowledge, the conduct of the preclinical and clinical testing and manufacture of the products of the Company is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  The descriptions of the results of such tests and trials contained in the Prospectus, are accurate in all material respects.  Except as otherwise disclosed in the Prospectus, the Company has not received notice of adverse finding, warning letter or clinical hold notice from the U.S. Food and Drug Administration (the “FDA”) or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction, except notices, letters, and correspondences and non-U.S. counterparts thereof alleging or asserting such noncompliance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Prospectus, the Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or potential product of the Company, any alleged product defect of any product of the Company, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product of the Company and the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe that the FDA, the European Medicines Agency or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action.  Except as otherwise disclosed in the Prospectus, the Company has not received and is otherwise not aware of any written notices, written correspondence or written other communication from the FDA or other governmental regulatory agency or subdivision thereof, or any institutional or ethical review boards, asserting non-compliance with any applicable statutes, rules, regulations, orders, or other laws, or requiring or requesting the termination, suspension or modification of any preclinical or clinical studies, tests, investigations, or trials conducted by, or on behalf of, the Company or in which the Company has participated.

(gg) Brokers. Other than the Underwriters, there is no broker, finder or other party that is entitled to receive from the Company or the Underwriters any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(hh) No Outstanding Loans or Other Indebtedness. Except as described in the Registration Statement, Disclosure Package or Final Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

(ii)   No Reliance. The Company has not relied upon Cowen or legal counsel for Cowen for any legal, tax or accounting advice in connection with the offering and sale of the Common Stock.

(jj)   Compliance with Laws. To the Company’s knowledge, it and each of its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.             PURCHASE, SALE AND DELIVERY OF OFFERED STOCK.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of shares of Firm Stock set forth opposite the names of the Underwriters in Schedule IV hereto.

The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $3.619 per share (the “Purchase Price”).

The Company will deliver the Firm Stock to the Representative for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company or, at the election of the Representative, in the form of definitive certificates, in each such case, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representative payable to the order of the Company for the Firm Stock sold by the Company, all at the offices of LeClairRyan, A Professional Corporation, 885 Third Avenue, New York, New York 10022.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on September 18, 2012.  The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and the Representative.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock, provided that such shares of Optional Stock shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name on Schedule IV bears to the total number of shares of Firm Stock (subject to adjustment by the Representative to eliminate fractions). The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice delivered by the Representative to the Company described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. The option granted hereby may be exercised as to all or any part of the Optional Stock (subject to the proviso in the first sentence of this paragraph) at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time prior to the exercise of such right upon notice by the Representative to the Company.

The option granted hereby may be exercised by written notice being given to the Company by the Representative setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

The Company will deliver the Optional Stock to the Representative for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company or, at the election of the Representative, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representative payable to the order of the Company, all at the offices of LeClairRyan, A Professional Corporation, 885 Third Avenue, New York, New York 10022. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and the Representative.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4.                                      FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees with the several Underwriters:

(a)   To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representative promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement (insofar as it relates to the transactions contemplated hereby), the Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use commercially reasonable efforts to obtain the withdrawal of such order.

(b)   The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not, make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”);  provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule I hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)   If at any time prior to the date when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representative thereof and upon its request will prepare an appropriate amendment or supplement or upon its request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance reasonably satisfactory to the Representative which will correct such statement or omission or effect such compliance and will use commercially reasonable efforts to have any amendment to any Registration Statement declared effective as soon as possible.  The Company will furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amendment or supplement.  In case the Underwriters are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Stock, the Company upon the request of the Underwriters will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriters as many copies as such Underwriters may reasonably request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d)   If the Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Disclosure Package so that the Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the Disclosure Package will comply with law.

(e)   If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(f)    To the extent not available on EDGAR, to deliver promptly to the Underwriters in New York City such number of the following documents as the Underwriters shall reasonably request: (i) any Issuer Free Writing Prospectus, (ii) the Prospectus (the delivery of the documents referred to in clauses (i) and (ii) of this Section 4(f) to be made not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement), (iii) conformed copies of any amendment to the Registration Statement (excluding exhibits), (iv) any amendment or supplement to the Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (iii) and (iv) of this Section 4(f) to be made not later than 10:00 a.m., New York time, on the business day following the date of such amendment or supplement), and (v) any document incorporated by reference in the Disclosure Package or the Final Prospectus (excluding exhibits thereto) after the date hereof (the delivery of the documents referred to in clause (v) of this Section 4(f) to be made not later than 10:00 a.m., New York time, on the business day following the date of such document).

(g)   To make generally available to its stockholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(h)   To take promptly from time to time such actions as the Representative may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock in such jurisdictions; provided that the Company shall not be obligated to qualify as foreign corporations in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(i)    Upon request, during the period of five (5) years from the date hereof, to the extent not available on EDGAR, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders generally, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Stock is listed.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(j)    That the Company will not, for a period of sixty (60) days from the date of this Agreement, (the “Lock-Up Period”) without the prior written consent of the Representative, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including under that certain Sales Agreement, dated as of May 7, 2012, between the Company and Cowen, other than (1) the Company’s sale of the Stock hereunder, (2) the issuance of Common Stock, options to acquire Common Stock or other equity awards pursuant to the Company’s equity plans disclosed in the Disclosure Package and the Prospectus, (3) the issuance by the Company of shares of Common Stock upon the conversion of a security or exercise of a warrant outstanding at the Time of Sale, and (4) the issuance of Common Stock or warrants to purchase Common Stock in connection with sponsored research, collaboration, technology licensing, development, or other strategic transactions, which in the aggregate shall not exceed 2% of the outstanding common stock of the Company as of the date of this Agreement. The Company will cause each person listed in Schedule III to furnish to the Representative, on or prior to the date hereof, the Lock-Up Agreement substantially in the form of Exhibit A hereto.  The Company also agrees that during such period, other than for the sale of the Stock hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans.

(k)   To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or the Registration Statement, or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(l)    Prior to the latest of the Closing Dates, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(m)  Until Cowen shall have notified the Company of the completion of the resale of the Stock, that the Company will not, and will use its commercially reasonable efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and use its commercially reasonable efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(n)   To at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(o)   To maintain, at its expense, a registrar and transfer agent for the Stock.

(p)   To apply the net proceeds from the sale of the Stock as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Stock hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.  The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

(q)   To use its commercially reasonable efforts to list, subject to notice of issuance, and to maintain the listing of the Stock on the Exchange.

(r)    To use its commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each of the Closing Dates and to satisfy all conditions precedent to the delivery of the Firm Stock and the Optional Stock.

(s)   Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Stock (the “License”); provided, however that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

5.             PAYMENT OF EXPENSES.  The Company agrees to pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b)

the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, the Final Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing this Agreement and any closing documents by mail, telex or other means of communications; (d) the reasonable fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and any filings made with FINRA; (e) any applicable listing or other fees in connection with listing the Stock on the NASDAQ Global Market; (f) the reasonable fees and expenses (including related reasonable fees and expenses of counsel to the Underwriters) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(i) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Common Stock; (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show; (j) the reasonable fees and other disbursements of counsel to the Underwriters in an amount not to exceed $75,000; and (k) all other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants; provided that, except to the extent otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, any transfer taxes on the resale of any Stock by it and the expenses of advertising any offering of the Stock made by the Underwriters; provided further that in no event shall the Company be obligated to reimburse the Underwriters pursuant to this Section 5, other than with respect to Section 5(j), in an amount in excess of $25,000 in the aggregate.

6.             CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.  The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Time of Sale and on each of the Closing Dates, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)   The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of any Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)   None of the Underwriters shall have discovered and disclosed to the Company on or prior to each of the Closing Dates that any Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Disclosure Package, any Issuer Free Writing Prospectus or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)   All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement, the Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)   Goodwin Procter LLP shall have furnished to the Underwriters such counsel’s written opinion and a negative assurance letter, as counsel to the Company, addressed to the Representative and dated each of the Closing Dates, in the form set forth on Exhibit B-1 and B-2 hereto.

(e)   Norton Rose Canada LLP shall have furnished to the Underwriters such counsel’s written opinion, as Canadian counsel to the Company, addressed to the Representative and dated each of the Closing Dates, in the form set forth on Exhibit C hereto.

(f)    Myers Bigel Sibley & Sajovec, P.A. shall have furnished to the Underwriters such counsel’s written opinion, as special intellectual property counsel to the Company, addressed to the Representative and dated each of the Closing Dates, in the form set forth on Exhibit D hereto.

(g)   The Representative shall have received from LeClairRyan, A Professional Corporation, counsel for the Underwriters, such opinion or opinions, dated each of the Closing Dates, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(h)   At the time of the execution of this Agreement, the Representative shall have received from E&Y LLP, a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(i)    On the effective date of any post-effective amendment to any Registration Statement and on each of the Closing Dates, the Representative shall have received a letter (the “bring-down letter”) from E&Y LLP addressed to the Underwriters and dated each of the Closing Dates confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to Section 6(h).

(j)    The Company shall have furnished to the Representative a certificate, dated each of the Closing Dates, of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Disclosure Package, any Permitted Free Writing Prospectus and the Final Prospectus, (ii) the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each of the Closing Dates, and (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or assets taken as a whole, except as set forth in the Final Prospectus.

(k)   Since the date of the latest audited financial statements included in the Disclosure Package or incorporated by reference in the Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, and (ii) there shall not have been any change in the capital stock (other than stock option and warrant exercises and stock repurchases in the ordinary course of business) or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(j), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Disclosure Package.

(l)    No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(m)  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the NASDAQ Global Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(n)   The Company shall have filed a Notification: Listing of Additional Shares with the NASDAQ Global Market and shall have received no objection thereto from the NASDAQ Global Market.

(o)   The Representative shall have received on and as of each of the Closing Dates satisfactory evidence of the good standing of the Company in the State of Delaware and existence as a foreign corporation in the State of North Carolina, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(p)   The Representative shall have received the written Lock-Up Agreements, substantially in the form of Exhibit A hereto, of the persons listed in Schedule III to this Agreement.

(q)   On or prior to each of the Closing Dates, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             INDEMNIFICATION AND CONTRIBUTION.

(a)   The Company shall indemnify and hold harmless:

each Underwriter, its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter  within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” that is used in connection with the offering and sale of the Stock by, or with the approval of, the Company filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” that is used in connection with the offering and sale of the Stock by, or with the approval of, the Company filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein in light of (other than in the case of any Registration Statement) the circumstances under which they are made not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein in light of (other than in the case of any Registration Statement) the circumstances under which they are made not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information as defined in Section 17, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or Cowen in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by Cowen if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)   If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of  the Prospectus; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Stock) be responsible for any amount in excess of the underwriting discount or commission applicable to the Stock purchased by such Underwriter hereunder. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in the Disclosure Package, Registration Statement or the Final Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information as defined in Section 17.

(e)   The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to subsection (d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to subsection (d) above.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in subsection (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8.             TERMINATION.  The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 6(j), 6(k) or 6(l) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9.             REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement or (d) the sale of the Stock is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the reasonable fees and expenses of Underwriters’ counsel in an amount not to exceed $75,000 and for such other reasonable out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock in an amount not to exceed $25,000, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to Cowen; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10.          SUBSTITUTION OF UNDERWRITERS.  If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder on any of the Closing Dates and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed twenty percent (20%) of the total number of shares to be purchased by all Underwriters on such closing date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such closing date.  If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than twenty percent (20%) of the total number of shares to be purchased by all Underwriters on any of the Closing Dates and arrangements satisfactory to the Representative and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters on any of the Closing Dates as provided in this Section 10, (i) the Company shall have the right to postpone such closing date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement.  Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations,  warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 20, inclusive, shall not terminate and shall remain in full force and effect.

11.          ABSENCE OF FIDUCIARY RELATIONSHIP.  The Company acknowledges and agrees that:

(a)           each Underwriter’s responsibility to the Company is solely contractual in nature, the Representative have been retained solely to act as underwriters in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b)           the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.          SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties.  It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Stock from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13.          SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 20, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14.          NOTICES.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)   if to the Representative, shall be delivered or sent by mail, telex, or facsimile transmission to Cowen and Company, LLC, 599 Lexington Avenue, 27th Floor, New York, New York 10022, Attention: Head of Equity Capital Markets, Fax: 646-562-1249, with a copy to the General Counsel, Fax: 646-562-1124, with a copy (which shall not constitute notice) to LeClairRyan, A Professional Corporation, 885 Third Avenue, New York, New York 10022, Attention: James T. Seery, Esq., Fax: 973-491-3415, E-mail: James.Seery@leclairryan.com.

(b)   if to the Company shall be delivered or sent by mail, telex, or facsimile transmission to Tranzyme, Inc., 5001 South Miami Boulevard, Suite 300, Durham, NC 27703, Attention: Richard I. Eisenstadt, Chief Financial Officer, Fax: (919) 474-0025,  with a copy (which shall not constitute notice) to Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Attention: Mitchell S. Bloom, Esq., Fax: (617) 523-1231, E-mail: MBloom@goodwinprocter.com.

15.          DEFINITION OF CERTAIN TERMS.  For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16.          GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.          UNDERWRITERS’ INFORMATION.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus:  (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in eighth, ninth, tenth and fifteenth paragraphs under the heading “Underwriting.”

18.          PARTIAL UNENFORCEABILITY.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19.          GENERAL.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

20.          COUNTERPARTS.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

TRANZYME, INC.

		By:	/s/ Vipin K. Garg, Ph.D.
Name: Vipin K. Garg, Ph.D.
Title: President and Chief Executive Officer

Accepted as of
the date first above written:

COWEN AND COMPANY, LLC

Acting on its own behalf
and as Representative of several
Underwriters referred to in the
foregoing Agreement

By:	/s/ Grant Miller
Name: Grant Miller
Title: Managing Director

SCHEDULE I

General Use Free Writing Prospectuses

None.

SCHEDULE II

Pricing Information

Firm Stock to be sold: 2,597,402

Public Offering Price Per Share: $3.85

Underwriting Discounts and Commissions per Share:  $0.231

Estimated Net Proceeds to the Company, before expenses:  $9,400,000

SCHEDULE III

Persons Executing Lock-Up Agreements

Vipin K. Garg, Ph.D.

Richard I. Eisenstadt

John H. Johnson

George B. Abercrombie

Jean-Paul Castaigne, M.D.

Aaron Davidson

Anne M. VanLent

Alex Zisson

Franck Rousseau, M.D.

Helmut Thomas, Ph.D.

David Moore

H.I.G. Ventures — Tranzyme, LLC

Thomas, McNerney & Partners, L.P.

TMP Associates, L.P.

TMP Nominee, LLC

SCHEDULE IV

Underwriters	Firm Stock	Optional Stock
Cowen and Company, LLC	2,077,922	311,688
JMP Securities LLC	519,480	77,922

Total	2,597,402	389,610